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                     CONSENT OF WALLACE SANDERS & COMPANY


We consent to the inclusion in this amended registration statement on Form N-1A of our report dated July 18, 2000, on our audit of the financial statements of Dominion Insight Growth Fund. We also consent to the reference to our firm in the prospectus.



                               /s/ WALLACE SANDERS & COMPANY
                               WALLACE SANDERS & COMPANY




Irving, Texas
September 13, 2000